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Exhibit (a)(1)(C)

Notice of Guaranteed Delivery

for

Tender of Shares of Common Stock
(Including the Associated Rights to Purchase Preferred Shares)

of
Prima Energy Corporation

(Not to be Used for Signature Guarantees)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME,
ON THURSDAY, JULY 22, 2004, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) (i) if certificates ("Share Certificates") evidencing shares of common stock, par value $0.015 per share ("Shares"), of Prima Energy Corporation, a Delaware corporation ("Prima"), are not immediately available, (ii) if Share Certificates and all other required documents cannot be delivered to Mellon Investor Services LLC, as Depositary (the "Depositary"), prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase (as defined below)) or (iii) if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. All references herein to "Shares" include the associated rights to purchase shares of preferred stock issued pursuant to the Rights Agreement, dated May 23, 2001, as amended, between Prima and Computershare Trust Company, Inc., as rights agent. This Notice of Guaranteed Delivery may be delivered by hand or mail or transmitted by facsimile transmission to the Depositary. See "Section 3—Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is:

Mellon Investor Services LLC

By Mail: Mellon Investor Services LLC P.O. Box 3301 South Hackensack, New Jersey 07606 Attn: Corporate Actions	By Facsimile Transmission: (For Eligible Institutions Only) (201) 296-4293 Confirm Facsimile Transmission by Telephone: (201) 296-4860	By Overnight Courier: Mellon Investor Services LLC 85 Challenger Road Ridgefield Park, New Jersey 07660 Attn: Mail Stop-Reorg
By Hand: Mellon Investor Services LLC 120 Broadway-13th Floor New York, New York 10271 Attn: Corporate Actions

        Delivery of this Notice of Guaranteed Delivery to an address, or transmission of instructions via a facsimile number, other than as set forth above will not constitute a valid delivery to the Depositary.

        This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

        The undersigned hereby tenders to Raven Acquisition Corp., a Delaware corporation and wholly-owned subsidiary of Petro-Canada (US) Holdings Ltd. and indirect wholly-owned subsidiary of Petro-Canada, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated June 23, 2004 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the "Offer"), receipt of each of which is hereby acknowledged, the number of Shares specified below pursuant to the guaranteed delivery procedure set forth in "Section 3—Procedures for Accepting the Offer and Tendering Shares" of the Offer to Purchase.

Number of Shares:
Certificate Nos. (if Available):
Signature(s) of Holder(s)
Dated:	, 2004
Please Type or Print
Address
Zip Code
Daytime Area Code and Telephone No.
☐
Check this box if Shares will be delivered by book-entry transfer.

Book-Entry Transfer Facility

Account No.:

2

GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a participant in the Security Transfer Agents Medallion Program or an "eligible guarantor institution," as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each an "Eligible Institution"), hereby guarantees the delivery to the Depositary of certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, confirmation of the book-entry transfer of such Shares in the Depositary's account at The Depository Trust Company, together with an Agent's Message (as defined in the Offer to Purchase), and in either case together with any other documents required by the Letter of Transmittal, within three trading days after the date hereof. A "trading day" is a day on which the National Association of Securities Dealers Automated Quotation System is open for business.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must delivery the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:
Authorized Signature
Address:	Zip Code
Area Code and Tel. No.:
Name:	Please Type or Print
Title:
Dated:	, 2004

DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
SHARE CERTIFICATE SHOULD BE SENT WITH YOUR
LETTER OF TRANSMITTAL.

3

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GUARANTEE (NOT TO BE USED FOR SIGNATURE GUARANTEE)